SCHWARTZ & SCHWARTZ
Professional Corporation
Barristers & Solicitors
ESTABLISHED IN 1949

258 Wilson Avenue
Toronto, Ontario
M3H 1S6
Telephone: (416) 636-1949
Facsimile: (416) 636-3431

SAUL SCHWARTZ
JEFFREY J. SCHWARTZ
DAVID E. KELMAN

LAWRENCE B. GOLDAPPLE, COUNSEL

May 16, 2014

DELIVERED BY E-MAIL

Mr. Alan Siegal
Kestenberg Siegal Lipkus LLP
65 Granby Street
Toronto, Ontario M5B 1H8

Dear Mr. Siegal:

Canada Cannabis Corp. (the "Purchaser") purchase from
I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd. (the "Vendors")
98-102 Rutherford Road South, Brampton (the "Property")
Closing Date: May 20, 2014
Our File No. 19062

We are instructed by our client to request an extension of the closing date and are providing this amended request based on email correspondence of even date. **We propose that the closing date in the agreement of purchase and sale be extended to June 9, 2014; that an additional deposit in the amount of $300,000.00 to be paid by tyhe close of business today and which can be released to your clients immediately upon receipt and which shall be non-refundable; that the title requisition noted as item 2 of our letter of April 28, 2014 is waived; and all other items in the agreement of purchase and sale between our clients to remain the same and time to remain of the essence.**

We confirm our discussion that should your clients' wilful default cause them to fail to complete the transaction, the deposit shall be refundable in full.

If your clients are in agreement with the foregoing, please sign the portion of this letter below on behalf of your clients and return to the writer's attention by fax or email.

Yours very truly,
SCHWARTZ & SCHWARTZ
Professional Corporation

David E. Kelman
DEK/lj

Accepted this 16th day of May, 2014

Alan Siegal, on behalf of I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd.